UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 14, 2015 (July 13, 2015)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-196735	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Suite 201, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(720) 442-0052
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” “MassRoots” or the “Company” refer to the Registrant, MassRoots, Inc.

IMPORTANT NOTICE REGARDING FORWARD LOOKING STATEMENTS

Certain matters discussed in this current report on Form 8-K contain statements, estimates and projections about the ability of the Company to sell its shares and price of such shares, the growth of the Company’s advertising business and our related advertising strategy, projections related to the Company’s business, user, and revenue growth, and other details regarding the Company’s business. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. Important factors that could cause our actual results to differ materially from those anticipated by the statements made herein include, among others, incorrect assumptions regarding the value of the Company’s shares, lack of investor interest in our shares, the results of our advertising initiatives, the continued growth and engagement of our user base, unforeseen technical or other issues that could affect the performance of our products, removal from our distribution avenues – particularly the iOS and Android app stores, and the Company’s ability to realize growth and other benefits from the implementation of its strategic initiatives. Other factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements.

Item 1.01. Entry into a Material Definitive Agreement

From June 10, 2015 through July 13, 2015, the Company completed an offering (the “Offering”) of 1,440,673 restricted shares of the Company’s common stock, par value $0.001 per share (the “Shares”) to certain accredited investors. The Shares were offered pursuant to subscription agreements with each investor (each, a “Subscription Agreement”) for aggregate gross proceeds to the Company of $1,065,502.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in the Subscription Agreement were made solely for the benefit of the parties to the agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Subscription Agreement is incorporated herein by reference only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other U.S. Securities and Exchange Commission filings.

In connection with the offering, on June 9, 2015, the Company entered into an investment banking relationship with Chardan Capital Markets, LLC (“Chardan”). In exchange for services provided by Chardan, MassRoots agreed to pay a commission equal to: (a) a cash fee equal to eight percent (8%) of the gross proceeds received from the sale of the Shares to investors introduced by Chardan; (b) a restricted stock fee equal to eight percent (8.0%) of the aggregate number of the Shares sold to investors introduced by Chardan; and (c) a restricted stock fee equal to four percent (4.0%) of the aggregate number of the Shares sold in the Offering to investors not introduced by Chardan. A copy of the agreement with Chardan is filed as Exhibit 10.2 and is incorporated by reference herein. Pursuant to this agreement, in connection with the Offering, Chardan will receive of a total cash fee of $27,200 and a total restricted stock fee of 76,560 shares of the Company’s common stock.

The Company is providing this report in accordance with Rule 135c under the Securities Act of 1933 (“Securities Act”), as amended, and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.02

Unregistered Sales of Equity Securities

The information pertaining to the sales of the Shares pursuant to the Subscription Agreement in Item 1.01 is incorporated herein by reference in its entirety. The Company has sold the Shares in a private placement in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder since, among other things, the above transaction did not involve a public offering. Additionally, the Company relied on similar exemptions under applicable state laws. The investors in the Offering had access to information about the Company and their investments, took the Shares for investment and not resale, and the Company took appropriate measures to restrict the transfer of the Shares. Upon issuance, the resale of the Shares will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This disclosure is being made on a voluntary basis by the Company as the aggregate amount of Shares sold under this offering was lower than the 5% threshold required for disclosure under this Item 3.02 of Form 8-K.

Item 8.01

Other Events

Press Releases

On July 14, 2015, the Company issued a press release titled “MassRoots Closes $1 Million Financing Round.” A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Subscription Agreement utilized in the June 10, 2015 to July 13, 2015 Offering.
10.2	Investment Banking Agreement between Chardan and the Company, dated June 9, 2015.
99.1	Press Release dated July 14, 2015 titled “MassRoots Closes $1 Million Financing Round.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: July 14, 2015	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer